EXHIBIT 99.2

Unaudited Pro Forma Combined financial Information

On October 1, 2021 (the “Effective Date”), Zomedica Inc., a wholly-owned subsidiary of Zomedica Corp (“Zomedica” or the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Branford PVT Mid-Hold, LLC (the “Seller”) pursuant to which Zomedica Inc. acquired 100% of the capital stock of Branford PVT Acquiror, Inc., a Delaware corporation (“Branford PVT” or “BPA”). Branford PVT is a holding company whose direct and indirect wholly-owned subsidiaries (collectively with BPA, the “Target”) include Georgia, United States-based Pulse Veterinary Technologies, LLC, which, together with its consolidated subsidiaries, is a leading provider of non-invasive shock wave therapy treatment devices to the veterinary industry (the “Acquisition”).

This Exhibit 99.2 includes (1) the unaudited pro forma combined balance sheet of the Company and its subsidiaries as of September 30, 2021 (the “Unaudited Pro Forma Balance Sheet”) and (2) the unaudited pro forma combined statements of operations of the Company and its subsidiaries for the fiscal year ended December 31, 2020 and for the nine months ended September 30, 2021 (the “Unaudited Pro Forma Income Statements”). Together, the Unaudited Pro Forma Balance Sheet and the Unaudited Pro Forma Income Statements are referred to in this Exhibit 99.2 as the “Unaudited Pro Forma Financial Statements”.

The unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Zomedica has elected not to present Management’s Adjustments and are only presenting Reclassification Adjustments and Transaction Accounting Adjustments in the unaudited pro forma combined financial information.

The Unaudited Pro Forma Financial Statements do not give effect to any cost savings, operating synergies or revenue synergies that may result from the Acquisition or the costs to achieve any synergies.

The Unaudited Pro Forma Financial Statements have been presented for informational purposes only and are not necessarily indicative of what the combined company’s financial position or results of operations would have been had the transactions been completed as of the dates indicated. In addition, the Unaudited Pro Forma Financial Statements do not purport to project the future financial position or operating results of the combined company.

The Unaudited Pro Forma Financial Statements contain adjustments that are preliminary and may be revised. There can be no assurance that such revisions will not result in material changes to the information presented in the Unaudited Pro Forma Financial Statements. The assumptions underlying the pro forma adjustments are described in greater detail in the accompanying notes to the Unaudited Pro Forma Financial Statements.

•	The Unaudited Pro Form Income Statements were prepared based on

1.	the historical audited consolidated statement of operations and comprehensive loss of Zomedica for the year ended December 31, 2020;
2.	the historical audited consolidated statement of operations of Branford PVT for the year ended December 31, 2020;
3.	the historical unaudited condensed consolidated statement of loss and comprehensive loss of Zomedica for the nine months ended September 30, 2021; and
4.	the historical audited consolidated statement of operations of Branford PVT for the nine months ended September 30, 2021

•	The Unaudited Pro Forma Balance Sheet was prepared based on

1.	the historical unaudited consolidated balance sheet of Zomedica as of September 30, 2021; and
2.	the historical audited consolidated balance sheet of Branford PVT as of September 30, 2021.

The Acquisition will be accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification (ASC) 805, Business Combinations.

The Unaudited Pro Forma Income Statements assumes the Acquisition occurred on January 1, 2020. The Unaudited Pro Forma Balance Sheet assumes the Acquisition occurred on September 30, 2021. The historical financial information included in the Unaudited Pro Forma Financial Statements was derived from and should be read in conjunction with the accompanying notes.

Unaudited Pro Forma Combined Balance Sheet

As of September 30, 2021

(In U.S. Dollars, except per share data)

	Historical Zomedica	Historical Branford PVT	Reclassification Adjustments (Note 3)	Transaction Accounting Adjustments (Notes 4 and 5)		Pro Forma Total
Assets

Current assets
Cash and cash equivalents	$271,411,043	$1,651,439	$-	$(75,405,104)	A	$197,657,378
Inventory, net	1,423,923	810,921	-	29,238	B	2,264,082
Prepaid expenses and deposits	1,633,846	365,308	-	109,333	C	2,108,487
Trade receivables, net	6,938	268,342	-	-		275,280
Other receivables	258,359	-	-	-		258,359
Total current assets	274,734,109	3,096,010	-	(75,266,532)		202,563,586

Prepaid expenses and deposits	168,020	-	-	218,667	C	386,687
Property and equipment, net	706,266	124,904	-	-		831,170
Right-of-use asset	1,419,790	-	-	2,496	M	1,422,286
Intangible assets, net	473,966	14,233,969	-	19,416,031	D	34,123,966
Goodwill	-	11,745,851	-	33,169,086	E	44,914,937
Other assets	-	123,050	-	(54,169)	F	68,882
Total assets	$277,502,151	$29,323,784	$-	$(22,514,421)		$284,311,514

Liabilities, mezzanine and shareholders’ equity

Current Liabilities
Accounts payable and accrued liabilities	$4,464,874	$1,254,475	$-	$(2,164,156)	G	3,555,193
Income tax payable	-	43,700	-	-		43,700
Current portion of liability from contracts with customers	-	188,439	-	-		188,439
Current portion of debt obligations	-	433,244	-	(433,244)	J	-
Current portion of lease obligations	407,278	-	-	1,818	M	409,096
Current portion of note payable to sellers	-	644,063	-	(644,063)	J	-
Current portion of deferred revenue	-	108,839	-	(48,164)	H	60,675
Total current liabilities	4,872,152	2,672,760	-	(3,287,809)		4,257,103

Lease obligations	1,069,687	-	-	679	M	1,070,366
Deferred tax liabilities	-	1,972,774	-	(1,427,963)	I	544,811
Liability from contracts with customers, less current portion	-	143,275	-	-		143,275
Term loan, related party, less current portion and deferred financing costs	-	16,042,060	-	(16,042,060)	J	-
Note payable to sellers, less current portion	-	611,180	-	(611,180)	J	-
Deferred revenue, less current portion	-	-	-	-		-
Other liabilities	-	142,669	-	-		142,669
Total liabilities	5,941,839	21,584,718	-	(21,368,333)		6,158,224

Commitments and contingencies	-	-	-	-		-

Mezzanine equity
Series 1 preferred shares, no par value; 20 shares authorized, 0 and 12 Series 1 preferred issued and outstanding at September 30, 2021	-	-	-	-		-

Shareholders’ equity
Unlimited common shares, no par value;	380,928,831	-	-	-		380,928,831
979,738,168 issued and outstanding at September 30, 2021 respectively
Common shares subscribed	-	-	-	-		-
Additional paid-in capital	6,732,887	8,959,880	-	(8,959,880)	K	6,732,887
Accumulated deficit	(116,101,406)	(1,169,730)	-	7,762,708	L	(109,508,428)
Accumulated other comprehensive loss	-	(51,084)	-	51,084	K	-
Total shareholders’ equity	271,560,312	7,739,066	-	(1,146,088)		278,153,290
Total liabilities, mezzanine equity and shareholders’ equity	$277,502,151	$29,323,784	$-	$(22,514,421)		$284,311,514

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Unaudited Pro Forma Combined Statement of Operations

For the year ended December 31, 2020

(In U.S. Dollars, except per share data)

	Historical Zomedica	Historical Branford PVT	Reclassification Adjustments (Note 3)		Transaction Accounting Adjustments (Notes 4 and 5)		Pro Forma Total
Revenues, net	$-	$7,077,966	$-		$-		$7,077,966
Cost of revenue	-	1,639,579	-		-		1,639,579
Gross profit	-	5,438,387	-		-		5,438,387

Expenses
Research and development	8,043,891	-	-		-		8,043,891
General and administrative	6,011,985	2,662,631	1,128,111	A	-		9,802,727
Professional fees	2,179,082	-	-		-		2,179,082
Amortization – intangible asset	181,658	-	1,279,055	A	1,480,387	A	2,941,100
Amortization – right-of-use asset	42,448	-	-		-		42,448
Depreciation	305,914	-	20,294	A	-		326,208
Depreciation and amortization	-	1,299,349	(1,299,349	)A	-		-
Management fees and expenses, related party	-	325,901	(325,901	)A	-		-
Acquisition related costs	-	802,210	(802,210	)A	-		-
(Loss)/income from operations	(16,764,978)	348,296	-		(1,480,387)		(17,897,069)
Interest income	(32,859)	-	-		-		(32,859)
Interest expense	732	1,136,221	-		-		1,136,953
Loss on disposal of property and equipment	121,034	-	-		-		121,034
Loss on right-of-use asset	59,097	-	-		-		59,097
Gain on settlement of liabilities	-	-	-		-		-
Other (income)/expense	(8,601)	(44,005)	-		-		(52,606)
Foreign exchange (gain)/loss	7,403	-	-		-		7,403
Loss before income taxes	(16,911,784)	(743,920)	-		(1,480,387)		(19,136,091)
Income tax expense/(benefit)	-	(320,207)	-		(5,424,839)	B	(5,745,046)
Net (loss)/income	$(16,911,784)	$(423,713)	$-		$3,944,452		$(13,391,045)

Weighted average number of common shares - basic and diluted	364,444,664						364,444,664

Loss per share – basic and diluted	$(0.05)				$0.01	C	$(0.04)

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Unaudited Pro Forma Combined Statement of Operations

For the nine months ended September 30, 2021

(In U.S. Dollars, except per share data)

	Historical Zomedica	Historical Branford PVT	Reclassification Adjustments (Note 3)		Transaction Accounting Adjustments (Notes 4 and 5)		Pro Forma Total
Revenues, net	$52,331	$8,536,541	$-		$-		$8,588,782
Cost of revenue	59,433	2,163,195	-		-		2,222,628
Gross (loss)/profit	(7,102)	6,373,256	-		-		6,366,154

Expenses
Research and development	1,008,083	-	-		-		1,008,083
Selling, general and administrative	14,593,952	2,995,506	2,155,045	B	912,224	A	20,656,727
Depreciation and amortization	-	1,399,698	(1,399,698	)B	-		-
Management fees and expenses, related party	-	212,910	(212,910	)B	-		-
Acquisition-related costs	-	542,437	(542,437	)B	-		-
(Loss)/income from operations	(15,609,137)	1,222,705	-		(912,224)		(15,298,656)
Interest income	(261,556)	-	-		-		(261,556)
Interest expense	6,054	1,437,652	-		-		1,443,706
Loss on disposal of assets	269,707	-	-		-		269,707
Gain on extinguishment of debt	(533,414)	(199,935)	-		-		(733,349)
Other (gains)/losses	(2,481)	27,211	-		-		24,730
Foreign exchange loss	5,731	-	-		-		5,731)
Loss before income taxes	(15,093,178)	(42,223)	-		(912,224)		(16,047,625)
Income tax expense/(benefit)	-	(1,036)	-		(1,742,366)	B	(1,743,402)
Net (loss)/income	$(15,093,178)	$(41,187)	$-		$830,141		$(14,304,224)

Weighted average number of common shares – basic and diluted	948,664,410						948,664,410

Loss per share – basic and diluted	$(0.05)				$-	C	$(0.05)

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Notes to the Unaudited Pro Forma Combined Financial Statements

(U.S. dollars, except share and per share data)

Note 1: Basis of Presentation

The Transaction

On October 1, 2021, Zomedica Inc., a wholly-owned subsidiary of Zomedica Corp (“Zomedica” or the “Company”), entered into a Stock Purchase Agreement with Branford PVT Mid-Hold, LLC pursuant to which Zomedica Inc. acquired 100% of the capital stock of Branford PVT Acquiror, Inc. (“Branford PVT” or “BPA”). Branford PVT is a holding company whose direct and indirect wholly-owned subsidiaries (collectively with BPA, the “Target”) include Georgia, United States-based Pulse Veterinary Technologies, LLC, which together with its consolidated subsidiaries, is a leading provider of non-invasive shockwave therapy treatment devices to the veterinary industry (the “Acquisition”).

Pro Forma Adjustments

The Unaudited Pro Forma Income Statements reflect the estimated effects of the Acquisition as if it had been completed on January 1, 2020, and the Unaudited Pro Forma Balance Sheet reflects the estimated effects of the Acquisition as if it had been completed on September 30, 2021. Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Zomedica has elected not to present Management’s Adjustments and are only presenting Reclassification Adjustments and Transaction Accounting Adjustments in the unaudited pro forma combined financial information. The pro forma adjustments are preliminary and based on estimates of the purchase consideration and estimates of the fair value and useful lives of the assets acquired and liabilities assumed.

The Acquisition is accounted for using the acquisition method of accounting, under the provisions of Accounting Standards Codification (ASC) 805, Business Combinations, with Zomedica considered the accounting acquirer of Branford PVT. The unaudited pro forma financial statements reflect the preliminary assessment of fair values and useful lives assigned to the assets acquired and liabilities assumed. Fair value estimates were determined based on preliminary valuation analysis. The detailed valuation studies necessary to arrive at the required estimates of the fair values for the Branford PVT assets acquired and liabilities assumed have not been completed. Since this pro forma financial information has been prepared based on preliminary estimates of consideration and fair values attributable to the Branford PVT acquisition, the actual amounts eventually recorded for the purchase accounting, including the identifiable intangibles and goodwill, may differ materially from the information presented.

The Unaudited Pro Forma Income Statements also includes certain acquisition accounting adjustments, including items expected to have a continuing impact on the results of the combined company, such as increased amortization expense on acquired intangible assets. The Unaudited Pro Forma Income Statements do not include the impacts of any cost savings, operating synergies, or revenue synergies that may result from the Acquisition or the costs to achieve any synergies.

Note 2: Estimated Purchase Consideration and Preliminary Purchase Price Allocation

The preliminary purchase price was $71,929,250. The preliminary purchase price was funded from available cash on-hand.

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The following table summarizes the estimated allocation of the purchase price to the net assets of Branford PVT as of the October 1, 2021 acquisition date:

The purchase price is as follows:
Cash consideration paid	$71,929,250
Total purchase price	$71,929,250

Preliminary allocation of purchase price:
Assets acquired
Cash and cash equivalents	$526,439
Inventory	840,159
Prepaid expenses and deposits	365,308
Trade receivables	268,342
Property and equipment	124,904
Intangible assets	33,650,000
Other assets	68,882
Total assets acquired	$35,844,033

Liabilities assumed
Accounts payable and accrued liabilities	$1,113,173
Income tax payable	43,700
Current portion of liability from contracts with customers	188,439
Current portion of deferred revenue	60,675
Deferred tax liabilities	7,137,789
Liability from contracts with customers, less current portion	143,275
Other liabilities	142,669
Total liabilities assumed	$8,829,720

Net asset acquired, excluding goodwill	27,014,313
Goodwill	44,914,937
Total estimated preliminary purchase price allocation	$71,929,250

Note 3: Accounting Policy Alignment and Reclassifications

The Unaudited Pro Forma Financial Statements have been prepared using Zomedica’s significant accounting policies as set forth in Zomedica’s audited consolidated financial statements for the year ended December 31, 2020. In the preparation of the Unaudited Pro Forma Financial Statements, Zomedica performed an initial review of the accounting policies of Branford PVT to determine if differences in accounting policies require reclassification or adjustment to conform to Zomedica’s accounting policies and classifications. In the preparation of these unaudited pro forma combined financial statements, Zomedica did not become aware of any material differences between the accounting policies of Zomedica and Branford PVT, except for certain reclassifications necessary to conform to Zomedica’s financial statement presentation. The following describes these reclassifications:

For the Pro Forma Income Statement for the year ended December 31, 2020:

A.

Reclassification of “Depreciation and Amortization” expense to separate lines “Amortization – intangible asset” and “Depreciation” and reclassification of “Management fees and expenses, related party” and “Acquisition-related costs” to “General and administrative”. For year ended December 31, 2020, Branford PVT incurred $802,210 of transaction costs related to the purchase of all of the assets of NeoPulse GmbH.

For the Pro Forma Income Statement for the nine months September 30, 2021:

B.

Reclassification of “Depreciation and Amortization”, “Management fees and expenses, related party” and “Acquisition-related costs” expense to “Selling, general and administrative”. For the nine months ended September 30, 2021, Branford PVT incurred $542,437 of transaction costs related to the acquisition of certain assets and certain related liabilities from Nucleus ProVets, LLC, under an asset purchase agreement.

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Note 4: Unaudited Pro Forma Balance Sheet Adjustments

A.

Represents adjustments to the combined company cash balance to complete and fund the Acquisition, including (i) estimated cash consideration to be paid at the closing of the Acquisition, (ii) transaction-related costs incurred by Zomedica and (iii) a distribution paid to the previous owners of Branford PVT:

Cash consideration paid for Branford PVT	$(71,929,250)
Transaction costs and prepaid insurance policy	(2,350,854)
Distribution to previous Branford PVT owners	(1,125,000)
Pro forma adjustment to cash	$(75,405,104)

B.

Represents the adjustment to step up of Branford PVT’s finished goods and work-in-process inventory to a fair value of approximately $840,159. The calculation of fair value is preliminary and subject to change. The fair value was determined based on the estimated selling price of the inventory, less the remaining manufacturing and selling costs and a normal profit margin on those manufacturing and selling efforts:

Branford PVT’s historical inventory, net book value	$810,921
Estimated fair value of inventories acquired	840,159
Pro forma adjustment to inventory	$29,238

C.

Represents the adjustment to record prepaid insurance policy. The prepaid insurance policy related to services expected to be consumed during the next twelve months is presented as a current asset and the remaining prepaid costs are presented as a non-current asset:

Adjustment for prepaid insurance policy - current	$109,333
Adjustment for prepaid insurance policy – non-current	218,667
Pro forma adjustment to prepaid expenses and deposits	$328,000

D.

Represents the preliminary adjustment to the carrying value of Branford PVT ‘s intangible assets from its recorded net book value to its preliminary estimated fair value. The estimated fair value is expected to be amortized over the estimated useful lives of the assets, generally on a straight-line basis:

	Intangible Assets	Estimated Remaining Useful Life (in years)
Branford PVT’s historical intangible assets, net book value	$14,233,969
Estimated fair value of intangible assets acquired	33,650,000	11-19 years
Pro forma adjustment to intangible assets	$19,416,031

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E.	Represents the net adjustment to goodwill, as follows:

Elimination of Branford PVT’s historical goodwill	$(11,745,851)
Goodwill to be recorded based on the estimated preliminary purchase price allocation	44,914,937
Pro forma adjustment to goodwill	$33,169,086

F.	Represents the adjustment to other assets, as follows:

This adjustment represents $54,169 of demo units that were recognized on the historical audited consolidated balance sheet of Branford PVT as of September 30, 2021. These demo units were deemed to have no value post Acquisition and were therefore written off.

G.	Represents the adjustment to accounts payable and accrued liabilities, as follows:

Transaction costs paid	$(2,022,854)
Additional warranty liability recognized based on the estimated preliminary purchase price allocation	18,400
Elimination of accrued interest related Branford PVT note payable not assumed in the Acquisition (see Note J below)	(159,702)
Pro forma adjustment to accounts payable and accrued liabilities	$(2,164,156)

H.	Represents the adjustment to current deferred revenue, as follows:

Branford PVT’s historical current portion of deferred revenue	$108,839
Estimated fair value of current portion of deferred revenue	60,675
Pro forma adjustment to current portion of deferred revenue	$(48,164)

I.	Represents the adjustment to deferred income tax liabilities, as follows:

Deferred tax liability adjustment on the fair value of purchased intangibles, net	$5,165,015
Impact tax impact valuation allowance release	(6,592,978)
Pro forma adjustment to deferred tax liabilities	$(1,427,963)

The Acquisition resulted in a deferred tax liability balance of $5,165,015 related primarily to acquired intangible assets that will be amortized for financial reporting purposes. After the Acquisition, Zomedica will file a consolidated tax return that will include Branford PVT and Zomedica concluded that the deferred tax liabilities related to the Acquisition were sufficient to realize its preexisting deferred tax assets. Accordingly, in the Unaudited Pro Forma Income Statements, Zomedica recorded a tax benefit of $6,592,978 related to the reversal of its previously recorded valuation allowance on deferred tax assets in the period the acquisition occurred. Additional adjustments to Branford PVT ‘s historical deferred tax balances may be necessary and those adjustments may be material.

J.

Represents the adjustment to the outstanding term loan and note payable recognized on the historical audited consolidated balance sheet of Branford PVT as of September 30, 2021. Zomedica did not assume these outstanding debt balances as part of the Acquisition.

K.	Represents the elimination of Branford PVT ‘s historical additional paid-in capital of $8,959,880 and accumulated other comprehensive loss of $51,084

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L.	Represents the net pro forma adjustment to accumulated deficit, as follows:

Elimination of Branford PVT’s historical accumulated deficit	$1,169,730
Impact tax impact valuation allowance release (see Note I)	6,592,978
Pro forma adjustment to accumulated deficit	$7,762,708

M.	Represents adjustments to align the accounting policies of Branford PVT to reflect the adoption of ASC 842, Leases, including adjustments to the operating lease right-of-use assets of $2,496, the current operating lease liabilities of $1,818, and non-current operating lease liabilities of $679. The Company is in the process of performing a more detailed valuation analysis, the results of which may differ materially from this preliminary analysis.

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Note 5: Unaudited Pro Forma Statement of Operations Adjustments

A.

Represents the addition of amortization expense from the acquired intangible assets based on the preliminary estimated fair values and useful lives as discussed in Note 2 — Estimated Purchase Consideration and Preliminary Purchase Price Allocation and Note 4—Unaudited Pro Forma Balance Sheet Adjustments:

	Estimated fair value	Estimated useful life in years	For the year ended December 31, 2020	For the nine months ended September 30, 2021
Customer relationships	$22,650,000	11	$2,059,091	$1,544,318
Trade name	$2,350,000	19	123,684	160,227
Developed technology	$8,650,000	15	576,667	589,773
	$33,650,000		$2,759,442	$2,294,318
Historical amortization expense			(1,279,055)	(1,382,094)
Pro forma adjustment to selling, general, and administrative expenses			$1,480,387	$912,224

B.	Represents the impact to income tax expense, as follows:

	For the year ended December 31, 2020	For the nine months ended September 30, 2021
Income tax impact of valuation allowance (see Note 4.I)	$(5,069,546)	$(1,523,432)
Income tax impact of the net increase in amortization expense	(355,293)	(218,934)
Pro forma adjustments to income tax expense	$(5,424,839)	$(1,742,366)

C.	The unaudited pro forma combined basic and diluted loss per share calculations are based on the combined basic and diluted weighted average shares, as follows:

	For the year ended December 31, 2020	For the nine months ended September 30, 2021
Loss per share
Zomedica historical loss attributable to common shareholders	$(16,911,784)	$(47,131,781)
Branford PVT’s historical loss	(423,713)	(41,187)
Pro forma adjustments	3,944,452	830,141
Pro forma net loss	$(13,391,045)	$(46,342,827)
Pro forma weighted average shares (basic and diluted)	364,444,664	948,664,410
Pro forma basic and diluted (loss) per share	$(0.04)	$(0.05)

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